SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report: March 3, 2007

PACER HEALTH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	0-28729	11-3144463
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7759 N.W. 146th Street

Miami Lakes, Florida 33016

 (Address of principal executive offices)

(305) 828-7660

(Registrant's Executive Office Telephone Number)

MI-200859

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 3, 2007, the Board of Directors of Pacer Health Corporation, a Florida corporation (“Pacer Health” or the “Company”) appointed John Vincent to serve as the Company’s Chief Operating Officer, effective immediately.  As Chief Operating Officer, Mr. Vincent oversees the overall operations of all facilities within Pacer Health.  Prior to becoming Chief Operating Officer, Mr. Vincent served as the Company’s Chief Nursing Officer and Director of Hospital Operations since October 2006.  Prior to that, Mr. Vincent began his career at the Company serving as the Director of Nursing for South Cameron Memorial Hospital, a Pacer Health facility, from August 2004 through September 2006.  Prior to joining the Company, Mr. Vincent served as the Manager of the emergency department, operating room, medical surgical and intensive care unit at Women and Children’s Hospital (“Women and Children’s”) in Lake Charles, Louisiana from July 1996 through August 2004.  Prior to his work at Women and Children’s, Mr. Vincent served as the Emergency Department Technician and then the Emergency Department Charge Nurse at Lake Charles Memorial Hospital in Lake Charles, Louisiana from 1990 through 1996.  Mr. Vincent is a member of the Emergency Nurses’ Association and the American Heart Association and is a certified ACLS and PALS instructor and an instructor for basic life support and trauma nursing.  Mr. Vincent earned his nursing degree from Louisiana State University, as well as a Masters in Nursing Administration from Regents College in New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2007	PACER HEALTH CORPORATION

By: /s/ Rainier Gonzalez
Name: Rainier Gonzalez
Its: President and Chief Executive Officer